UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this "Report") includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Report, including estimates or projections of future costs or cash expenditures of shutting down the Company's Lyte personal computer (PC) business, are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the "SEC"), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this Report. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this Report, those results or developments may not be indicative of results or developments in subsequent periods.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 1, 2023, Phunware, Inc. (the "Company") committed to a plan to discontinue and wind down, either by sale or closing, operations of its PC manufacturing assembly business, Lyte Technology (“Lyte”). The Company expects to complete this process by the end of 2023. The Company leases Lyte’s warehouse space and such lease has a term through July 31, 2027. The Company has reached an agreement in principle with the landlord to early terminate such lease as of November 30, 2023, and expects to execute same in November 2023. As of result, the Company estimates that it will incur cash costs related to the wind down of between $0.2 million and $0.4 million. The Company currently expects these costs to be paid during November and primarily funded from proceeds from sale of Lyte’s assets. In addition, the Company currently expects to incur pre-tax, non-cash losses that could approximate up to $3.0 million during the fourth quarter of 2023.

The Company may incur additional costs or charges related to the actions described above. Although the Company cannot currently predict the amount or timing of these other charges, at this time, these additional costs or charges could be material. To the extent required by applicable rules of the SEC, in the event the Company determines that it will have additional costs or charges associated with the shutdown, it will file one or more amendments to this Current Report on Form 8-K and/or include such disclosures in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K.

Item 2.06 Material Impairments.

The information required under this Item 2.06 is included in Item 2.05 above and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release announcing the closure of its Lyte computer business, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1*	Press Release dated November 1, 2023 titled “Phunware Announces Wind Down of Lyte Technology's Operations to Reinforce Core Mission"
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer